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                                                                  Exhibit(i)(2)

          [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]

                            October 27, 2000

Van Kampen Series Fund, Inc.
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

             Re:  Post-Effective Amendment No. 30 to the
                  Registration Statement on Form N-1A for
                  the Van Kampen Series Fund, Inc.
                  (the "Registration Statement")
                  (File Nos. 33-51294 and 811-7140)
                  ---------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                             Very truly yours,


                                             /s/ Skadden, Arps, Slate,
                                                 Meagher & Flom (Illinois)